                                                                      Exhibit 24


                               POWERS OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jon W. Rotenstreich, Don D. Hutson and Louis J. Paglia his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in such person's name, place and stead in any and all capacities, to sign Post-Effective Amendment No. 1 to the registration statement on Form S-8, File No. 33-61564 (the "Registration Statement"), with respect to the registration under the Securities Act of 1933, as amended, of an aggregate of 15,000,000 shares of common stock, par value $.01 per share of TIG Holdings, Inc. (the "Corporation"), to be issued pursuant to the Corporation's 1993 Long-Term Incentive Plan, the Corporation's 1996 Long-Term Incentive Plan, the Corporation's 1996 Non-Employee Directors Compensation Program and the Corporation's September 1996 Consultant Stock Option Agreement, and any or all amendment(s) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:             September 19, 1996


/s/                                 Chairman of the Board, Chief Executive Officer
-----------------------------       and Director (Principal Executive Officer)
Jon W. Rotenstreich

/s/                                 President, Chief Operating Officer
-----------------------------       and Director
Don D. Hutson

s/                                  Executive Vice-President and Chief
-----------------------------       Financial Officer (Principal Financial Officer)
Edwin G. Pickett

/s/                                 Controller (Principal Accounting Officer)
-----------------------------
Steven A. Cook

/s/
-----------------------------
George B. Beitzel                   Director

/s/
-----------------------------
William G. Clark                    Director

/s/
-----------------------------
Joel S. Ehrenkranz                  Director

/s/
-----------------------------
George D. Gould                     Director

/s/
-----------------------------
William W. Priest, Jr.              Director

/s/
-----------------------------
Harold Tanner                       Director

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